Exhibit 12.1


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Amtran, Inc.
Calculation of "Earnings" and "Fixed Charges" (Unaudited)
Prepared:  7/26/00


                                                             1992         1993          1994         1995         1996
                                                             ----         ----          ----         ----         ----
Earnings:
     Pre-tax income (loss) from continuing operations      (2,643,000)    3,866,000   5,879,000   14,653,000   (39,581,000)
     Fixed charges                                         17,726,894    16,436,282  18,081,849   22,430,142    26,155,258
     Less:  capitalized interest add-back                           -             -    (140,000)  (1,295,000)   (1,350,218)

                                                           -------------------------------------------------------------------
Total Earnings                                             15,083,894    20,302,282  23,820,849   35,788,142   (14,775,960)
                                                           ===================================================================

Fixed Charges:

     Interest expense                                       6,898,000     3,872,000   3,656,000    4,163,000     4,465,000
     Interest capitalized during period                             -             -     140,000    1,295,000     1,350,218
     Debt issue cost amortization                              24,311        38,616     419,223      649,139       881,239
     Bank commitment fees                                     525,833       409,166     452,876      535,003       695,801
     Interest portion of rental expense                    10,278,750    12,116,500  13,413,750   15,788,000    18,763,000

                                                           -------------------------------------------------------------------
Total Fixed Charges                                        17,726,894    16,436,282  18,081,849   22,430,142    26,155,258

Deficiency of earnings available to cover fixed charges                                                        (40,931,218)
                                                                                      5,739,000   13,358,000
Ratio or earnings to fixed charges                                                         1.32         1.60           n/a




                                                             1997        1998           1999         3/31/1999    3/31/2000
                                                             ----         ----          ----         ----         ----
Earnings:
     Pre-tax income (loss) from continuing operations       6,027,000    67,210,000   77,795,312     27,443,418    (3,070,869)
     Fixed charges                                         28,180,507    32,109,595   44,703,663     11,125,947    14,021,478
     Less:  capitalized interest add-back                    (702,626)   (2,039,517)  (3,874,651)      (944,095)     (837,518)

                                                           -------------------------------------------------------------------
Total Earnings                                             33,504,881    97,280,078  118,624,324     37,625,270    10,113,091
                                                           ===================================================================
Fixed Charges:

     Interest expense                                       9,454,000    12,808,000   20,965,922      5,073,582     7,659,975
     Interest capitalized during period                       702,626     2,039,517    3,874,651        944,095       837,518
     Debt issue cost amortization                           1,367,272     1,347,099    1,574,424        445,920       476,624
     Bank commitment fees                                     907,109       248,979      295,916         62,600       101,111
     Interest portion of rental expense                    15,749,500    15,666,000   17,992,750      4,599,750     4,946,250
                                                           -------------------------------------------------------------------
Total Fixed Charges                                        28,180,507    32,109,595   44,703,663     11,125,947    14,021,478

Deficiency of earnings available to cover fixed charges                                                            (3,908,387)
                                                            5,324,374    65,170,483   73,920,661     26,499,323
Ratio or earnings to fixed charges                               1.19          3.03         2.65           3.38           n/a
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Interest Portion of rental expense is the aircraft rent and other rent expense multiplied by 25%